Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-91043, 333-60920, 333-88070, and 333-114481) pertaining to the 1999, 2000, 2001, 2002, and 2003 Incentive Stock Option Plans As Amended, of our report dated March 4, 2005, with respect to the consolidated financial statements of Stockgroup Information Systems Inc. in the Annual Report (Form 10-KSB) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Vancouver, Canada

March 17, 2005

Chartered Accountants